Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Investment Advisory and Other Services: Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated July 3, 2024, and each included in this Post-Effective Amendment No. 263 to the Registration Statement (Form N-1A, File No. 033-23166) of Morgan Stanley Institutional Fund Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 29, 2024, with respect to the financial statements and financial highlights of American Resilience Portfolio, Global Franchise Portfolio, Global Stars Portfolio (formerly, Global Sustain Portfolio), International Equity Portfolio and International Resilience Portfolio (five of the funds constituting Morgan Stanley Institutional Fund, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
July 3, 2024